Exhibit 99.1

FOR IMMEDIATE RELEASE

ASPEN INSURANCE HOLDINGS LIMITED REPORTS SECOND QUARTER EARNINGS PER SHARE UP 18%, NET INCOME UP 13%, BOOK VALUE PER SHARE UP 21% AND ANNUALIZED ROE OF 20.4%

HAMILTON, BERMUDA, July 26, 2007 — Aspen Insurance Holdings Limited (NYSE: AHL) today reported results for the quarter and half year ended June 30, 2007.

•	Net income of $114.7 million for the quarter ended June 30, 2007 compared to $101.8 million for the same quarter in 2006, up 13%. For the first half of 2007 net income was $236.6 million versus $163.6 million for the first half of 2006, up 45%.

•	Diluted earnings per share of $1.19 for the quarter ended June 30, 2007 versus $1.01 for the same period in 2006, up 18%, after payment of preference share dividends. For the first six months of 2007, diluted earnings per share were $2.46 versus $1.61 from the first half of 2006, up 53%.

•	Annualized return on average equity for the quarter was 20.4%, equaling the return for the second quarter of 2006 of 20.4%.

•	Net investment income in the second quarter of 2007 increased by 58% to $78.8 million against $49.9 million in the second quarter of 2006.

•	The combined ratio for the second quarter of 2007 was 88.4% versus 81.6% for the same quarter in 2006.

•	Net earned premium increased for the quarter to $451.2 million versus $429.0 million in the same period in 2006, up 5%.

•	Book value per ordinary share at June 30, 2007 is $24.44 versus $20.19 at June 30, 2006, up 21%.

•	The Company also reported UK flood losses resulting from heavy storms during June in northern England of $23.5 million.

Chris O’Kane, Chief Executive Officer, said, ‘‘I am delighted to report another very strong quarter for Aspen this year. We reported a 21% increase year on year in book value per share and an annualized return on average equity of 20.4% for the quarter, which reflect strong performance across our underwriting segments and an increasing contribution from investment income. Our results this quarter and year-to-date clearly show the impact of the changes to our business in 2006 and the benefits of our targeted approach to managing our key performance levers.’’

Earnings conference call

Aspen will hold a conference call tomorrow, July 27, 2007 at 8:30 a.m. (Eastern Time) to discuss its 2007 second quarter results. Investors may participate in the live conference call by dialing 877-860-4996 (toll-free domestic U.S.) or 973-582-2854 (international); conference ID: 8937395. Please call to register at least 10 minutes before the conference call begins. A replay of the call will be available for 10 days via telephone starting approximately two hours following the live call on July 27, 2007, and can be accessed at 877-519-4471 (toll-free domestic U.S.) or 973-341-3080 (international); digital pin: 8937395. The live call and a replay can also be heard via Aspen’s website at www.aspen.bm.

In addition, a financial supplement relating to Aspen’s financial results for the second quarter 2007 is available in the Investor Relations section of Aspen’s website at www.aspen.bm. A brief slide presentation which will be used for reference during the earnings call will also be available in the Investor Relations section of Aspen’s website.

Investor Contact: Aspen Insurance Holdings Limited
Noah Fields, Head of Investor Relations	T 441-297-9382
Tania Kerno, Head of Communications	T 44 (0) 20 7184 8855
European Press Contact: Citigate Dewe Rogerson
Sarah Gestetner	T 44 (0) 20 7282 2920
North American Press Contact: Abernathy MacGregor
Eliza Johnson	T 212-371-5999

About Aspen Insurance Holdings Limited

Aspen Insurance Holdings Limited was established in June 2002. Aspen is a Bermudian holding company that provides property and casualty reinsurance in the global market, property and liability insurance principally in the United Kingdom and the United States and specialty insurance and reinsurance consisting mainly of marine and energy and aviation worldwide. Aspen’s operations are conducted through its wholly-owned subsidiaries located in London, Bermuda and the United States: Aspen Insurance UK Limited, Aspen Insurance Limited and Aspen Specialty Insurance Company. Aspen has four operating segments: property reinsurance, casualty reinsurance, specialty insurance and reinsurance and property and casualty insurance. For more information about Aspen, please visit Aspen’s website at www.aspen.bm.

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995:

This press release contains, and Aspen’s earnings conference call will contain, written or oral ‘‘forward-looking statements’’ within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as ‘‘expect,’’ ‘‘intend,’’ ‘‘plan,’’ ‘‘believe,’’ ‘‘project,’’ ‘‘anticipate,’’ ‘‘seek,’’ ‘‘will,’’ ‘‘estimate,’’ ‘‘may,’’ ‘‘continue,’’ and similar expressions of a future or forward-looking nature.

In addition, any estimates relating to loss events involve the exercise of considerable judgment and reflect a combination of ground-up evaluations, information available to date from brokers and cedants, market intelligence, initial tentative loss reports and other sources. Due to the complexity of factors contributing to the losses and the preliminary nature of the information used to prepare these estimates, there can be no assurance that Aspen’s ultimate losses associated with these floods will remain within the stated amount.

All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. Aspen believes these factors include, but are not limited to: changes in the total industry losses resulting from the UK and Australian floods and Hurricanes Katrina, Rita and Wilma and the actual number of Aspen’s insureds incurring losses from these events; with respect to the UK and Australian floods and Hurricanes Katrina, Rita and Wilma, Aspen’s reliance on loss reports received from cedants and loss adjustors, Aspen’s reliance on industry loss estimates and those generated by modeling techniques, the impact of these events on Aspen’s reinsurers, any changes in Aspen’s reinsurers’ credit quality, the amount and timing of reinsurance recoverables and reimbursements actually received by Aspen from its reinsurers and the overall level of competition and the related demand and supply dynamics as contracts come up for renewal; the impact that our future operating results, capital position and rating agency and other considerations have on the execution of any capital management initiatives; the impact of any capital management activities on our financial condition; the impact of acts of terrorism and related legislation and acts of war; the possibility of greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices have anticipated; evolving interpretive issues with respect to coverage as a result of Hurricanes Katrina, Rita and Wilma and any other events such as the UK floods; the level of inflation in repair costs due to limited availability of labor and materials after catastrophes; the effectiveness of Aspen’s loss limitation methods; changes in the availability, cost or quality of reinsurance or retrocessional coverage, which may affect our decision to purchase such coverage; the reliability of, and changes in assumptions to, catastrophe pricing, accumulation and estimated loss models; loss of key personnel; a decline in our operating subsidiaries’ ratings with Standard & Poor’s, A.M. Best Company or Moody’s Investors Service; changes in general economic conditions including inflation, foreign currency exchange rates, interest rates and other factors that could affect our investment portfolio; the number and type of insurance and reinsurance contracts that we wrote at the January 1st and other renewal periods in 2007 and the premium rates available at the time of such renewals within our targeted business lines; increased competition on the basis of pricing, capacity, coverage terms or other factors; decreased demand for Aspen’s insurance or reinsurance products and cyclical downturn of the industry; changes in governmental regulations, interpretations or tax laws in jurisdictions where Aspen conducts business; proposed and future changes to insurance laws and regulations, including with respect to U.S. state- and other government-sponsored reinsurance funds and primary insurers; Aspen or its Bermudian subsidiary becoming subject to income taxes in the United States or the United Kingdom; the effect on insurance markets, business practices and relationships of ongoing litigation, investigations and regulatory activity by the New York State Attorney General’s office and other authorities concerning contingent commission arrangements with brokers and bid solicitation activities. For a more detailed description of these uncertainties and other factors, please see the ‘‘Risk Factors’’ section in Aspen’s Annual Reports on Form 10-K as filed with the U.S. Securities and Exchange Commission on February 22, 2007. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

Summary of Results – Consolidated Income Statements

(in US$ millions)	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
UNDERWRITING REVENUES
Gross written premiums	503.5	522.4	1,140.0	1,201.1
Premiums ceded	(85.0)	(22.3)	(166.4)	(249.1)
Net written premiums	418.5	500.1	973.6	952.0
Change in unearned premiums	32.7	(71.1)	(83.4)	(120.4)
Net earned premiums	451.2	429.0	890.2	831.6
UNDERWRITING EXPENSES
Losses and loss expenses	(272.7)	(223.8)	(498.2)	(456.2)
Acquisition expenses	(81.7)	(83.2)	(159.4)	(176.5)
General and administrative expenses	(44.4)	(43.0)	(89.7)	(81.2)
Total underwriting expenses	(398.8)	(350.0)	(747.3)	(713.9)
Underwriting income	52.4	79.0	142.9	117.7
OTHER OPERATING REVENUE
Net investment income	78.8	49.9	146.3	94.4
Interest expense	(4.4)	(4.0)	(8.6)	(7.9)
Total other operating revenue	74.4	45.9	137.7	86.5
Other income (expense)	1.9	(0.6)	(5.4)	(2.5)
OPERATING INCOME BEFORE TAX	128.7	124.3	275.2	201.7
OTHER
Net realized exchange gains	8.0	6.6	13.5	7.9
Net realized investment losses	(5.6)	(3.7)	(10.4)	(5.1)
INCOME BEFORE TAX	131.1	127.2	278.3	204.5
Income taxes expense	(16.4)	(25.4)	(41.7)	(40.9)
NET INCOME AFTER TAX	114.7	101.8	236.6	163.6
Dividends paid on ordinary shares	(13.2)	(14.3)	(26.4)	(28.6)
Dividend paid on preference shares	(7.0)	(3.2)	(13.9)	(7.1)
Retained income	94.5	84.3	196.3	127.9
Components of net income (after tax)
Operating income	110.8	98.3	231.4	160.0
Net realized exchange gains (after tax)	8.0	6.6	13.5	7.9
Net realized investment losses (after tax)	(4.1)	(3.1)	(8.3)	(4.3)
NET INCOME AFTER TAX	114.7	101.8	236.6	163.6

Per Share Data

(in US$ except for number of shares)	Three Months Ended June 30, 2007	Three Months Ended June 30, 2006	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Basic earnings per ordinary share
Net income adjusted for preference share dividend	1.22	1.04	2.53	1.64
Operating income adjusted for preference dividend	1.18	1.00	2.47	1.61
Diluted earnings per ordinary share
Net income adjusted for preference share dividend	1.19	1.01	2.46	1.61
Operating income adjusted for preference dividend	1.14	0.98	2.40	1.57
Weighted average ordinary shares outstanding	88,204,654	95,250,409	88,013,841	95,246,684
Weighted average ordinary shares outstanding and dilutive potential ordinary shares	90,826,560	97,332,916	90,633,531	97,243,409
Book value per ordinary share			24.44	20.19
Diluted book value (treasury stock method)			23.63	19.76
Ordinary shares outstanding at end of the period			88,544,590	95,250,451
Ordinary shares outstanding and dilutive potential ordinary shares at end of the period			91,553,439	97,334,195

Consolidated Balance Sheets

(in US$ millions)	As at June 30, 2007	As at December 31, 2006
ASSETS
Investments
Fixed maturities	4,083.9	3,828.7
Other investments	481.6	156.9
Short-term investments	492.1	695.5
Total investments	5,057.6	4,681.1
Cash and cash equivalents	397.9	495.0
Reinsurance recoverables
Unpaid losses	324.4	468.3
Ceded unearned premiums	130.2	29.8
Receivables
Underwriting premiums	904.0	688.1
Other	48.8	62.2
Deferred policy acquisition costs	166.3	141.4
Derivatives at fair value	27.2	33.8
Office properties and equipment	24.9	24.6
Other assets	13.3	7.6
Intangible assets	8.2	8.2
Total assets	7,102.8	6,640.1
LIABILITIES
Insurance reserves
Losses and loss adjustment expenses	2,854.5	2,820.0
Unearned premiums	1,028.8	841.3
Total insurance reserves	3,883.3	3,661.3
Payables
Reinsurance premiums	132.2	62.4
Taxation	90.2	61.8
Accrued expenses and other payables	134.3	186.2
Liabilities under derivative contracts	22.4	29.7
Total payables	379.1	340.1
Long-term debt	249.4	249.4
Total liabilities	4,511.8	4,250.8
SHAREHOLDERS’ EQUITY
Ordinary shares	0.1	0.1
Preference shares	—	—
Additional paid-in capital	1,933.8	1,921.7
Retained earnings	646.8	450.5
Accumulated other comprehensive income, net of taxes	10.3	17.0
Total shareholders’ equity	2,591.0	2,389.3
Total liabilities and shareholders’ equity	7,102.8	6,640.1

Summarized Cash Flows

(in US$ millions)	Six Months Ended June 30, 2007	Six Months Ended June 30, 2006
Net cash from operating activities	319.5	148.5
Net cash used in investing activities	(381.7)	(544.4)
Net cash used in financing activities	(33.2)	(6.5)
Effect of exchange rate movements on cash and cash equivalents	(1.7)	7.2
Decrease in cash and cash equivalents	(97.1)	(395.2)
Cash at beginning of the period	495.0	748.3
Cash at end of the period	397.9	353.1

Non-GAAP Financial Measures

In presenting Aspen’s results, management has included and discussed certain ‘‘non-GAAP financial measures’’, as such term is defined in Regulation G. Management believes that these non-GAAP measures, which may be defined differently by other companies, better explain Aspen’s results of operations in a manner that allows for a more complete understanding of the underlying trends in Aspen’s business. However, these measures should not be viewed as a substitute for those determined in accordance with GAAP. The reconciliation of such non-GAAP financial measures to their respective most directly comparable GAAP financial measures in accordance with Regulation G is included in the financial supplement, which can be obtained from the Investor Relations section of Aspen’s website at www.aspen.bm.

(1)    Annualized Operating Return on Average Equity (‘‘Operating ROAE’’) is a non-GAAP financial measure. Annualized Operating Return on Average Equity 1) is calculated using operating income, as defined below and 2) excludes from average equity, the average after-tax unrealized appreciation or depreciation on investments and the average after-tax unrealized foreign exchange gains or losses and the aggregate value of the liquidation preferences of our preference shares. Unrealized appreciation (depreciation) on investments is primarily the result of interest rate movements and the resultant impact on fixed income securities, and unrealized appreciation (depreciation) on foreign exchange is the result of exchange rate movements between the U.S. dollar and the British pound. Such appreciation (depreciation) is not related to management actions or operational performance (nor is it likely to be realized). Therefore Aspen believes that excluding these unrealized appreciations (depreciations) provides a more consistent and useful measurement of operating performance, which supplements GAAP information. Average equity is calculated as the arithmetic average on a monthly basis for the stated periods.

Aspen presents Operating ROAE as a measure that is commonly recognized as a standard of performance by investors, analysts, rating agencies and other users of its financial information.

See page 22 of Aspen’s financial supplement for a reconciliation of operating income to net income and page 15 for a reconciliation of average equity.

(2)    Operating income is a non-GAAP financial measure. Operating income is an internal performance measure used by Aspen in the management of its operations and represents after-tax operational results excluding, as applicable, after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses.

Aspen excludes after-tax net realized capital gains or losses and after-tax net foreign exchange gains or losses from its calculation of operating income because the amount of these gains or losses is heavily influenced by, and fluctuates in part, according to the availability of market opportunities. Aspen believes these amounts are largely independent of its business and underwriting process and including them distorts the analysis of trends in its operations. In addition to presenting net income determined in accordance with GAAP, Aspen believes that showing operating income enables investors, analysts, rating agencies and other users of its financial information to more easily analyze Aspen’s results of operations in a manner similar to how management analyzes Aspen’s underlying business performance. Operating income should not be viewed as a substitute for GAAP net income. Please see above and page 22 of Aspen’s financial supplement for a reconciliation of operating income to net income. Aspen’s financial supplement can be obtained from the Investor Relations section of Aspen’s website at www.aspen.bm.

(3)    Diluted book value per ordinary share is a non-GAAP financial measure. Aspen has included diluted book value per ordinary share because it takes into account the effect of dilutive securities; therefore, Aspen believes it is a better measure of calculating shareholder returns than book value per share. Please see page 22 of Aspen’s financial supplement for a reconciliation of diluted book value per share to basic book value per share. Aspen’s financial supplement can be obtained from the Investor Relations section of Aspen’s website at www.aspen.bm.

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